Exhibit 99.1

Joint Filer Information

Date of Event Requiring Statement:	May 26, 2010

Issuer Name and Ticker or Trading Symbol:	AUTOZONE, INC. (AZO)

Designated Filer:	Edward S. Lampert

Other Joint Filers:	ESL Partners, L.P., ESL Investors, L.L.C., ESL Institutional Partners, L.P., ESL Investments, Inc., RBS Partners, L.P., RBS Investment Management, L.L.C.

Addresses:	The principal business address of each of the Joint Filers above is 200 Greenwich Avenue, Greenwich, CT 06830.

Signatures:	EDWARD S. LAMPERT

/s/ Edward S. Lampert
Edward S. Lampert

ESL PARTNERS, L.P.

	By:	RBS Partners, L.P., as its general partner

	By:	ESL Investments, Inc., as its general partner

		By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey
Title: Chief Financial Officer

ESL INVESTORS, L.L.C.

	By:	RBS Partners, L.P., as its manager

	By:	ESL Investments, Inc., as its general partner

		By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey
Title: Chief Financial Officer

ESL INSTITUTIONAL PARTNERS, L.P.

	By:	RBS Investment Management, L.L.C., as its general partner

	By:	ESL Investments, Inc., as its manager

		By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey
Title: Chief Financial Officer

ESL INVESTMENTS, INC.

		By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey
Title: Chief Financial Officer

RBS PARTNERS, L.P.

	By:	ESL Investments, Inc., as its general partner

		By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey
Title: Chief Financial Officer

RBS INVESTMENT MANAGEMENT L.L.C.

	By:	ESL Investments, Inc., as its manager

		By:	/s/ Adrian J. Maizey
Name: Adrian J. Maizey
Title: Chief Financial Officer